NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

UNITED CAPITAL CORP. ANNOUNCES RESULTS OF ITS

“DUTCH AUCTION” SELF-TENDER OFFER

COMPANY CONTACT:	Anthony J. Miceli
Chief Financial Officer
(516) 466-6464

FOR IMMEDIATE RELEASE

GREAT NECK, New York, January 11, 2006... United Capital Corp. (AMEX:AFP) today announced that in accordance with the results of its Dutch Auction self-tender offer which expired on January 10, 2006 at 5:00 P.M., New York City time, the Company will purchase all of the approximately 544,000 shares validly tendered at a price of $24.50 per share.

The depositary for the offer will promptly issue payment for the shares accepted under the offer. The shares purchased represent about 6.2% of the 8,832,242 shares currently outstanding.

Investor questions concerning the tender offer may be directed to the information agent, Innisfree M&A Incorporated at 888-750-5834.

Certain statements in this press release and other statements made by the Company or its representatives that are not strictly historical facts are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. The forward-looking statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results, performance and/or achievements of the Company to differ materially from any future results, performance or achievements, expressed or implied, by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, and that in light of the significant uncertainties inherent in forward-looking statements, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved. See our 2004 Annual Report on Form 10-K for a discussion of risk factors that could impact our future financial performance and/or cause actual results to differ significantly from those expressed or implied by such statements.

United Capital Corp. owns and manages real estate and through subsidiaries, provides engineered products to industrial and automotive markets worldwide.

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